Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Prospectus and to the incorporation by reference therein of our report dated September 12, 2014 in the Registration Statement (Form S-1) of Direxion Shares ETF Trust II filed with the Securities Exchange Commission in this Post-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-168227).

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 28, 2014